Exhibit A
                                    ---------

                             JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Aquila Biopharmaceuticals, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 11th day of February, 1999.

                                                   /s/ Douglas Schloss
                                             --------------------------------
                                                     Douglas Schloss



                                                   /s/ Richard P. Schloss
                                             --------------------------------
                                                     Richard P. Schloss


                                             MARCUS SCHLOSS & CO., INC.



                                             By: /s/ Douglas Schloss
                                                 ----------------------------
                                                       Douglas Schloss
                                                       Chairman


                               Page 13 of 13 pages